UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

XSPAND PRODUCTS LAB, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 New Brunswick Avenue Phillipsburg, New Jersey	08865
(Address of principal executive offices)	(Zip Code)

(610) 829-1039
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Copies to:

Marc J. Adesso

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Telephone: (615) 244-6380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On June 29, 2018, Xspand Products Lab, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Edison Nation Holdings, LLC (“Edison Nation”) and all of the members of Edison Nation (the “Members”), pursuant to which the Company intends to acquire all of the voting membership interests of Edison Nation. As most recently reported in the Company’s Offering Circular on Form 1-A dated April 25, 2018, the Company and Edison Nation had begun negotiations for the present transaction pursuant to that certain Strategic Partnership Agreement dated February 26, 2018 that had been entered into between the Company and Edison Nation, LLC (a wholly-owned subsidiary of Edison Nation), which included a non-binding provision that allows us to negotiate for the acquisition of substantially all of the membership interests of Edison Nation, LLC.

Edison Nation

Edison Nation operates an open innovation marketplace for consumer and medical product ideas and intellectual property. They have received over 100,000 idea submissions from innovators, including independent inventors, corporate and governmental agencies, universities and hospitals and their respective communities and employees, and their successfully licensed products have sold in excess of $250 million at retail.

Edison Nation provides corporate partners with complete, fully managed, turn-key open innovation solutions to accept, review and acquire ideas on a confidential basis from their employees, customers and our community members. Partners engage Edison Nation to find them new products to acquire and Edison Nation aggregates ideas for them from inventors around the world. Edison Nation has managed over 300 innovation campaigns in their marketplace for clients, who include many of the largest manufacturers and retailers in the world such as Amazon, Bed Bath and Beyond, HSN, Rite Aid, P&G, Jarden and more.

Brief Description of the Purchase Agreement and Related Agreements

The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties to the agreement, and is subject to the fulfillment of certain customary closing conditions. Upon closing of the Purchase Agreement, the Company will become the 100% owner of the voting membership interests of Edison Nation (subject to the limited approval rights held by the Members as holders of preferred membership interests of Edison Nation (the “Preferred Members”)) and its wholly-owned subsidiaries, Edison Nation, LLC, SafeTV Shop, LLC and Everyday Edisons, LLC (collectively, the “Acquired Subsidiaries”), including all of the rights and interests in Edison Nation’s inventor platform and marketplace, any related intellectual property and the other properties and assets of Edison Nation and the Acquired Subsidiaries, other than Edison Nation Medical, LLC, a wholly-owned subsidiary of Edison Nation, which is excluded from the transaction.

Pursuant to the Purchase Agreement, the Company agreed to pay aggregate consideration consisting of: (i) $700,000 in cash to Edison Nation ($550,000 of which will be used to purchase the membership interests of Access Innovation, LLC, which membership interests will then be subsequently distributed to the Preferred Members), (ii) $250,000 in cash to be used to pay off indebtedness of Edison Nation owed to holders of certain senior convertible debt and the assumption of the remaining balance of the senior convertible debt through the issuance to the holders of 4%, 5-year senior convertible notes (the “New Convertible Notes”), in the aggregate principal amount of the sum of $1,406,352 plus accrued but unpaid interest arising on the senior convertible debt through the closing date, which as of the date of the Purchase Agreement would be convertible into approximately 281,270 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at the option of the holder of such New Convertible Notes (subject to certain adjustments as provided in the Purchase Agreement and the terms of the New Convertible Notes), (iii) the reservation of the Put Shares to be issued in exchange for the redemption of certain non-voting membership interests of Edison Nation that will be created specifically in connection with the transaction contemplated by the Purchase Agreement, and (iv) the issuance of approximately 550,346 shares of the Company’s Common Stock in satisfaction of the indebtedness represented by promissory notes payable by Edison Nation to Venture Six, LLC and Wesley Jones with a total principal balance of $4,127,601.94 as of the date of the Purchase Agreement. In addition, the Company agreed to use its best efforts to cause Louis Foreman, a Member, manager, and principal of Edison Nation, to be nominated for election to the Company’s board of directors at the Company’s next annual meeting.

Upon closing of the Purchase Agreement, the Fifth Amended and Restated Operating Agreement (the “LLC Agreement”) of Edison Nation will also be entered into by and among the Company, Edison Nation and the Preferred Members. Pursuant to the LLC Agreement and the corresponding terms of the Purchase Agreement, the Company will own all of the voting membership interests in Edison Nation, while the Preferred Members will retain non-voting, preferred membership interests in Edison Nation, which will entitle them to (i) certain limited approval rights, and (ii) a right to cause the Company to redeem all of the preferred membership interests from the Preferred Members in exchange for the aggregate issuance of 990,000 shares (the “Put Shares”) of the Company’s Common Stock, subject to certain rights of the Company to reduce the number of Put Shares to satisfy certain of the indemnification obligations of the Preferred Members pursuant to the Purchase Agreement.

Also upon closing of the Purchase Agreement, the Company intends to enter into a registration rights agreement (the “Registration Rights Agreement”) with certain Members, which will provide those Members with demand and piggyback registration rights in respect of any registrable shares of the Company’s Common Stock received pursuant to the terms of the Purchase Agreement.

The Members receiving the New Convertible Notes and shares of the Company’s Common Stock pursuant to the terms of the Purchase Agreement are accredited investors within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the issuance of the shares will be made without registration in reliance on Rule 506(b) of Regulation D under the Securities Act, as well as corresponding provisions of state securities laws.

The foregoing descriptions of the New Convertible Notes, the Purchase Agreement, and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the form of New Convertible Note, the Purchase Agreement, the form of the LLC Agreement and the form of Registration Rights Agreement, which are filed, respectively, as Exhibit 2.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference in their entirety.

Item 7.01.	Regulation FD Disclosure.

On June 29, 2018, the Company issued a press release announcing its entrance into the Purchase Agreement with Edison Nation. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Company’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Form of New Convertible Note
10.1	Membership Interest Purchase Agreement dated June 29, 2018
10.2	Form of LLC Agreement
10.3	Form of Registration Rights Agreement
99.1	Press Release dated June 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 6, 2018

XSPAND PRODUCTS LAB, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer